Exhibit (23)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement on Form S-8 (No. 33-49743) pertaining to the 1993 Key Employee Stock Incentive Plan,

2.	Registration Statements on Form S-8 (No. 333-30043 and No. 333-40502) pertaining to the 1993 Employee Stock Incentive Plan,

3.	Registration Statement on Form S-8 (No. 333-92224) pertaining to the 2002 Stock Incentive Plan,

4.	Registration Statement on Form S-8 (No. 333-116993) pertaining to the Amended and Restated 2002 Stock Incentive Plan,

5.	Registration Statement on Form S-8 (No. 333-06871) pertaining to the Director Deferred Stock Ownership Plan,

6.
Registration Statement on Form S-8 (No. 33-50856) pertaining to the Savings Incentive Plan of McGraw-Hill, Inc. and its Subsidiaries, the Employee Retirement Account Plan of McGraw-Hill, Inc. and its Subsidiaries, the Standard & Poor's Savings Incentive Plan for Represented Employees, the Standard & Poor's Employee Retirement Account Plan for Represented Employees, the Employees' Investment Plan of McGraw-Hill Broadcasting Company, Inc. and its Subsidiaries,

7.
Registration Statement on Form S-8 (No. 333-126465) pertaining to the Savings Incentive Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, the Employee Retirement Account Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, the Standard & Poor's Savings Incentive Plan for Represented Employees, and the Standard & Poor's Employee Retirement Account Plan for Represented Employees,

8.	Registration Statement on Form S-8 (No. 333-157570) pertaining to the 401(k) Savings and Profit Sharing Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries,

9.	Registration Statement on Form S-8 (No. 333-167885) pertaining to the Amended and Restated 2002 Stock Incentive Plan,

10.
Registration Statement on Form S-3 (No. 333-224198) pertaining to the Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Contracts, Units and Guarantees of Debt Securities of S&P Global Inc., and

11.	Registration Statement on Form S-8 (No. 333-231476) pertaining to the S&P Global Inc. 2019 Stock Incentive Plan S&P Global Inc. Amended and Restated Director Deferred Stock Ownership Plan;

of our reports dated February 10, 2020, with respect to the consolidated financial statements and schedule of S&P Global Inc. and the effectiveness of internal control over financial reporting of S&P Global Inc. included in this Annual Report on Form 10-K of S&P Global Inc. for the year ended December 31, 2019.

/s/ ERNST & YOUNG LLP

New York, New York
February 10, 2020